CONSENT OF
             INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT




We consent to the incorporation by reference on Form S-3 Amendment 1, of our report dated March 5, 1999 with respect to the consolidated financial statements of Paradigm Medical Industries, Inc. included in the Annual Report on Form 10-KSB for the years ended December 31, 1998 and 1997 and to the reference made to us under the caption "Experts" in the registration statement.


                                   TANNER + CO.






Salt Lake City, Utah
January 6, 2000